EXHIBIT 99.1

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE

JANUARY 9, 2006

CONTACTS:

JEFFREY L. MOBLEY, CFA VICE PRESIDENT - INVESTOR RELATIONS AND RESEARCH (405) 767-4763	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2005 FOURTH

QUARTER AND FULL YEAR FINANCIAL AND OPERATIONAL

RESULTS RELEASE DATE AND CONFERENCE CALL

OKLAHOMA CITY, OKLAHOMA, JANUARY 9, 2006 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2005 fourth quarter and full year financial and operational results release to be issued after the close of trading on the New York Stock Exchange on Thursday, February 23, 2006.

A conference call is scheduled for Friday morning, February 24, 2006 at 9:00 am EST to discuss the release. The telephone number to access the conference call is 913-981-5543 and the confirmation code is 3471819. We encourage those who would like to participate in the call to place your calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EST on February 24, 2006 and will run through midnight Thursday, March 9, 2006. The number to access the conference call replay is 719-457-0820; passcode for the replay is 3471819.

The conference call will also be webcast live on the Internet and can be accessed by going directly to the Chesapeake website at www.chkenergy.com and selecting “Conference Calls” under the “Investor Relations” section. The webcast of the conference call will be available on our website indefinitely.

Chesapeake Energy Corporation is the second largest independent producer of natural gas in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and property acquisitions in the Mid-Continent, Permian Basin, South Texas, Texas Gulf Coast, Barnett Shale, Ark-La-Tex and Appalachian Basin regions of the United States. The company’s Internet address is www.chkenergy.com.